MAPLES and CALDER
                                Attorneys-at-Law

                                                                23rd July, 1997



GOLDMAN, SACHS & CO.
85 Broad Street
New York
New York 10004
U. S. A.

Dear Sirs,

GS FINANCIAL PRODUCTS U.S., L.P.
477,865 7% MANDATORILY EXCHANGEABLE NOTES DUE JULY 23, 1999

We have acted as counsel as to the laws of the Cayman Islands to GS Financial Products U.S., L.P., a Cayman Islands exempted limited partnership ("GSFP US"), in connection with the issue by GSFP US of 477,865 7% Mandatorily Exchangeable Notes due July 23, 1999 (the "Notes", which expression shall include the Notes in global form as contemplated by the Indenture) pursuant to an Indenture dated as of 11th October, 1994 between GSFP US and The Bank of New York (the "Indenture").

GSFP US has requested us to advise you:

(i) as to the due authorization and execution by and enforceability against GSFP US of the Indenture, certain related documents and of the Notes as a matter of Cayman Islands law;

(ii) as to certain matters in relation to the liability of the general partner of GSFP US in respect of its debts and obligations; and

(iii) as to certain matters in relation to Cayman Islands taxation.

In connection with the above, we have examined the following documents:


            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       2
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1.    the Certificate of Incorporation and Memorandum and Articles of
      Association as amended of GS Financial Products US Co. ("GSFP US Co.") together with its corporate records as provided to us and maintained at its registered office in the Cayman Islands;

2.    the Certificate of Registration of GSFP US;

3. the Limited Partnership Agreement dated 5th February, 1992 constituting GSFP US together with the amended and restated versions of such agreement dated as of 10th March, 1992 and the subsequent agreements amending the Limited Partnership Agreement dated 27th November, 1992 and 24th November, 1993 (the "Partnership Agreement");

4. the minutes of the meetings and the unanimous written resolutions of the Board of Directors of GSFP US Co. as supplied to us and filed on its minute book maintained at its registered office (the "Board Resolutions");

5. the minutes of the meetings and the written resolutions of the Committee of the Board of Directors of GSFP US Co. as supplied to us and filed on its minute book maintained at its registered office (the "Committee Resolutions" and together with the Board Resolutions, the "Resolutions");

6.    a copy of the Indenture;

7. a copy of the Custodian Agreement dated 27th November, 1992 between GSFP US and Goldman Sachs (Cayman) Trust, Limited ("GSCT") (the "Custodian Agreement");

8. a copy of the Space Sharing Agreement dated 27th November, 1992 between GSFP US and GSCT (the "Space Sharing Agreement");

9. a copy of the Origination Agreement dated November 27, 1992 between Goldman, Sachs & Co. ("GS&Co.") and GSFP US;


            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       3
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10.   a copy of the Origination Agreement dated January 5, 1994 between Goldman
      Sachs International Limited and GSFP US;

11. a copy of the Calculation Agreement dated January 5, 1994 between GS&Co. and GSFP US;

12. the Back-up Services Agreement dated June 10, 1993 between Morgan Grenfell (Cayman) Limited and GSFP US (the "Backup Agreement");

13. the Assignment and Assumption Agreement dated November 23, 1992 among GSFP US, GS&Co., GS Capital Markets, L.P. ("GSCM") and The Goldman Sachs Group, L.P. ("Group");

14. a copy of the Master ISDA Agreement dated February 24, 1993 between GSFP US and GSCM (the "GSCM ISDA Agreement");

15. a copy of the Master ISDA Agreement dated November 4, 1993 between GSFP US and GS Financial Products International, L.P. (the "GSFPI ISDA Agreement" and together with the GSCM ISDA Agreement the " ISDA Agreements");

16. the Contribution Agreement dated November 27, 1993, between Group, GS Equity Markets, L.P., GSCI Holdings, GS Financial Products Co., GS Financial Products, L.P., GSFP US Co. and GSFP US (the "Contribution Agreement");

17. a copy of the Distribution Agreement dated January 3, 1996 (the "Distribution Agreement") and a draft of the Terms Agreement dated July 17, 1997 (the "Terms Agreement"), each entered into between GSFP US and GS&Co.;

18. a copy of the Calculation Agency Agreement dated January 3, 1996 and entered into between GSFP US and The Bank of New York;

19.   a copy of a specimen of the Notes;


            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       4
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20.   a copy of the certificate dated July 23, 1997 pursuant to Section 301 of the Indenture establishing the form and terms of the Notes;

21. a copy of the Pricing Supplement No. 2 dated July 17, 1997 (the "Pricing Supplement") to the Prospectus dated December 28, 1995 relating to the issue of the Notes and as supplemented by the Prospectus Supplement dated January 3, 1996 relating to the issue of US$500,000,000 Medium-Term Notes, Series B by GSFP US, including the Notes (collectively the "Prospectus");

22. a copy of the Operating Policies adopted on behalf of GSFP US by resolution of the Board of Directors of GSFP US Co. on 2nd August, 1994 as modified in or about November, 1995 (the "Operating Policies"); and

23. a draft of the letter appointing GS & Co. as Calculation Agent in relation to the Notes.

The documents listed under 6 to 18 and 23 above inclusive are together referred to herein as the "Transaction Documents".

All statements and opinions expressed herein are given only as to and based on circumstances existing on the date hereof and known to us and as to the laws of the Cayman Islands as the same are in force as at the date hereof and we have assumed that there are no provisions of any law (other than the laws of the Cayman Islands) which would or might affect any such statements or opinions. Specifically, we have made no independent investigation of the laws of New York or the Federal laws of the United States of America. We have not been responsible for investigation or verification of statements of fact or the reasonableness of any statements of opinion contained in any of the Transaction Documents, nor do we express any opinion on the commercial terms or merits thereof.

We have relied, without independent verification, upon the accuracy of a certificate of a Director or Officer of GSFP US Co., a copy of which is attached hereto.

We have also relied upon the following assumptions, which we have not independently verified and will not independently verify:


            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       5
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         (a)  The Transaction Documents have been or will have been duly authorized, executed and delivered by or on behalf of all relevant parties (other than GSFP US as a matter of Cayman Islands Law) and are and remain legal, valid, binding and enforceable against all relevant parties in accordance with their respective terms (and from the dates from which such agreements are expressed to apply) under the laws of New York and all other relevant laws (other than the laws of the Cayman Islands);

         (b) The choice of New York law as the governing law of the Transaction Documents (other than the Custodian Agreement, Contribution Agreement, the Space Sharing Agreement and the Back-up Agreement) has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York and the federal courts of the United States of America as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands) and is not designed to evade some provision of the laws of another jurisdiction having a closer connection with the transactions contemplated thereby;

         (c) Copies of documents provided to us are true copies of the originals and where draft documents have been provided to us, the final form of the respective executed originals conforms or will conform therewith in all respects;

         (d)  The genuineness of all signatures, initials and seals;

         (e) The power, authority and legal right of all parties under all relevant laws and regulations (other than GSFP US under the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Transaction Documents;

         (f) The Notes will be issued in all respects as contemplated by the terms of the Indenture and will be duly completed, executed, authenticated and delivered in accordance with, and as contemplated by, the provisions of the relevant Transaction Documents and the Resolutions (including any further relevant resolutions passed by the Directors of GSFP US Co. or any Committee or

            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       6
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              delegate(s) thereof) and will constitute a valid and binding obligation of GSFP US as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

         (g) There has been and will be no breach of the Operating Policies by GSFP US Co. or GSFP US and neither the issue of the Notes nor any transaction contemplated in connection therewith will result in any such breach occurring;

         (h) That the terms of the Transaction Documents reflect the intentions of the parties thereto;

         (i) That there exist no resolutions of the general partner of GSFP US acting in such capacity that we have not reviewed and that the authority of the general partner of GSFP US has not been restricted in any manner other than as provided in the Partnership Agreement and that the Partnership Agreement has not been amended since its execution other than as referred to in paragraph 3 above;

         (j) That the original copy of the Committee Resolutions of GSFP US Co. dated 22nd July, 1997, of which the signature page has been sent by facsimile to us, has a copy of the Pricing Supplement annexed thereto.

Based upon and subject to the foregoing and the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1. GSFP US Co. has been duly registered as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands. GSFP US has been duly registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands. GSFP US Co. and GSFP US have each been established for an unlimited duration.

2. GSFP US Co. has full power and authority under its Memorandum and Articles of Association and the Partnership Agreement to enter into and execute the Transaction Documents and create and issue the Notes pursuant to the Indenture on behalf of GSFP US.

            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       7
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3. The Transaction Documents have been duly authorized on behalf of GSFP US by
GSFP US Co., the general partner of GSFP US and, assuming that each such Transaction Document has been unconditionally executed and delivered in accordance with the authorities evidenced in the Resolutions, each constitutes or will constitute, as the case may be, the legal, valid and binding obligations of GSFP US, enforceable in accordance with its terms except and insofar as such enforcement may be limited as hereinafter set forth. The term "enforceable" as used above means that the obligations assumed by GSFP US or GSFP, as the case may be under the relevant instrument are a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. We would draw to your attention the following:

          (a) enforcement may be limited by bankruptcy, insolvency, liquidation, dissolution, reorganization and other laws of general application relating to or affecting the rights of creditors. Notwithstanding the foregoing, we have been asked to advise specifically in relation to the enforceability of certain provisions in the ISDA Agreements to the stated effect that upon their termination all transactions entered into pursuant to their terms as evidenced by confirmations thereunder will be treated as one; liabilities from each party to the other (calculated in accordance with the terms of the ISDA Agreements) are to be "netted" against each other with the intended result that a single payment should be made by whichever party has a "net" obligation to the other and such obliged party should make a single payment in final satisfaction of all outstanding obligations thereunder. We are unaware of any directly relevant decided Cayman Islands authorities and, accordingly, there is a degree of uncertainty in relation to the outcome should such an issue fall to be decided by a Cayman Islands court, which has broad discretion in relation to matters relating to the dissolution of a Cayman Islands exempted limited partnership. However, provided that any payment made on termination of either of the ISDA Agreements was regarded as constituting a fair pre-estimate of loss rather than a penalty and such ISDA Agreement was not entered into on behalf of GSFP US with a view to preferring the relevant counterparty over its other creditors, we are of the opinion that a Cayman Islands court would be likely to uphold the termination provisions of the ISDA Agreements against the

            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       8
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                parties thereto in relation to the "netting" of amounts payable thereunder in the event of the insolvency of GSFP US;

         (b) enforcement may be limited by general principles of equity, for example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

         (c) claims may become barred under the statutes of limitation or may be or become subject to defenses of set-off or counterclaim;

         (d) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

         (e) the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments given after 1st June, 1995 will vary according to the currency of the judgment. In the event that GSFP US or GSFP US Co. becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court is likely to require all debts to be proved in a common currency, which is likely to be the "functional currency" of GSFP US or GSFP US Co., as the case may be, determined in accordance with the applicable accounting principles;

         (f) although some doubt exists, we consider that a certificate representing a Note in registered form (assuming that as a matter of New York law it is no more than evidence of entitlement and is not transferable by delivery) would not attract Cayman Islands stamp duty. An instrument transferring such a registered Note or Notes, if brought to or executed in the Cayman Islands, would attract duty of CI$100 in each case. All original counterparts of any such stampable documents would attract duty of CI$2.00 each. Any Transaction Documents would be subject to nominal Cayman Islands stamp duty if executed in or brought within the jurisdiction of the Cayman Islands in original form;


            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       9
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         (g)    a certificate, determination, calculation or designation of any party to any of the Transaction Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error;

         (h) although there is no statutory enforcement in the Cayman Islands of judgments obtained in other jurisdictions, the courts of the Cayman Islands will recognize and enforce a foreign judgment of a court of competent jurisdiction, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, and provided such judgment is final, for a liquidated sum not in respect of taxes or a fine or penalty, and which was not obtained in a manner, and is not of a kind the enforcement of which is, contrary to the public policy of the Cayman Islands; a Cayman Islands' court may stay proceedings if concurrent proceedings are being brought elsewhere;

         (i) obligations (if any) to make payments that may be regarded as penalties will not be enforceable;

         (j) a Cayman Islands court will not necessarily award costs and disbursements in litigation in accordance with contractual provisions in that regard;

         (k) we make no comment with regard to the references to foreign statutes in the Transaction Documents;

         (l) any term of any of the agreements herein referred to may be amended orally by the parties thereto, notwithstanding any provision (if any) to the contrary contained therein;

         (m) we reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in that regard;

            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       10
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         (n)    to maintain GSFP US in good standing under the laws of the
                Cayman Islands, annual filing fees must be paid and annual returns made to the Registrar of Exempted Limited Partnerships;

         (o) legal proceedings against an exempted limited partnership must be instituted against a general partner thereof;

         (p) any obligations of GSFP US or GSFP US Co. under the Transaction Documents or the Notes which involve the government of any country which is currently the subject of United Nations Sanctions (an "Affected Country"), any person or body resident in, incorporated in or constituted under the laws of any Affected Country or exercising public functions in any Affected Country or any person or body controlled by any of the foregoing or by any person acting on behalf of any of the foregoing may be subject to restrictions pursuant to such sanctions as implemented under the laws of the Cayman Islands; at the date hereof, the Affected Countries are Iraq and Libya;

         (q) we express no opinion as to any obligation which any of the Transaction Documents may purport to establish in favor of any person who is not a party thereto;

         (r) in the event that further Notes were issued by GSFP US following a change in its general partner or general partners, such Notes would not necessarily rank pari passu or be exactly fungible with previously issued Notes in that the holders thereof would have recourse to different general partners if the assets of GSFP US were insufficient to make payment in full in respect of all the Notes. We are of the opinion that an instrument issued in exact replacement of a previously issued Note would be treated as evidencing the same original obligation and the liability of general partners (or any general partner of a general partner) of GSFP US thereon would be the same as in respect of the replaced Note; and

         (s) if GSFP US obtains a beneficial interest in any Notes then its rights and obligations in respect thereof may merge, thus extinguishing such rights and

                PO Box 309 Ugland House South Church Street Grand
                    Cayman Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       11
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                obligations, so that any attempted resale of those Notes might constitute a separate issue of debt obligations.

4. The creation and issue of the Notes pursuant to the Indenture have been duly authorized on behalf of GSFP US.

5. Subject to each of GSFP US and its general partner making all annual filings and payments required to maintain their good standing under the laws of the Cayman Islands, no authorizations, consents or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with the execution of the Indenture and the creation, offering, issue or delivery of the Notes pursuant thereto. If a Cayman Islands company fails to make the annual filings and payments required by Cayman Islands law, it will become liable to be struck off the register of companies and its assets will vest in the Crown.

6. Subject as mentioned in paragraph 3(f) above, no stamp duties or other taxes are payable under the laws of the Cayman Islands in respect of the creation, offering, issue or delivery of Notes or the execution or delivery of the Transaction Documents or the enforcement of any thereof and the holders of Notes will not incur or become liable for any transfer or other like taxes under the laws of the Cayman Islands by reason only of the acquisition, ownership or disposal of Notes.

7. Save as referred to in paragraph 5 above, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Notes or any of the Transaction Documents that the Prospectus or any other document be filed, recorded or enrolled with any governmental department or other authority in the Cayman Islands. Subject to stamping as referred to in paragraph 3(f) above, the Transaction Documents (when duly executed and delivered) are or will be in appropriate form to be admissible in evidence in the Cayman Islands courts.

8. The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents so expressed to be governed and the Notes.


            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       12
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9. The Notes when issued pursuant to the Indenture will, upon due execution, authentication and unconditional delivery as aforesaid, rank pari passu without any preference among themselves with all other outstanding unsecured and unsubordinated obligations of GSFP US (other than certain limited statutory preferences in a dissolution or a winding up).

10. It will not be necessary for any person to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands (a) in order to exercise or enforce their rights against GSFP US under any Notes or the Transaction Documents, (b) by reason of their being or becoming the holder of a Note or a party to any of the Transaction Documents or (c) in connection with the performance by any party thereto of its obligations under any Transaction Documents and none of such parties will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of its execution, performance or enforcement thereof.

11. Pursuant to the Exempted Limited Partnership Law, 1991 of the Cayman Islands (the "1991 Law"), the general partner or general partners of an exempted limited partnership registered thereunder shall, in the event that the assets of such exempted limited partnership are inadequate, be liable for all debts and obligations of such exempted limited partnership. Although the position is not beyond doubt and a contrary argument may be contended, we are, in the absence of any decided authority in the Cayman Islands, of the opinion that a successor or additional general partner of an exempted limited partnership will be liable as described above for all debts and obligations of such partnership either existing at the time of its admission as a general partner or incurred during the period of its general partnership. We are also of the opinion that a general partner which ceases to be a general partner of an exempted limited partnership will remain liable for all the debts and obligations of such partnership for which it was liable as at the time of its retirement unless a written release or discharge is given by the person or persons thereby affected.

12. Currently, no taxes, duties, assessments or other governmental charges of whatever nature will be payable (by withholding or otherwise) to the Government of the Cayman Islands or any political subdivision thereof or any authority or agency therein or thereof having power to tax in respect of payments of principal or interest to be made by GSFP US under any Notes. Holders of Notes will not be subject to Cayman Islands taxes or duties on

            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       13
OPINION TO GOLDMAN, SACHS & CO.                                 23RD JULY, 1997
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gains realized on the sale of Notes. The Cayman Islands currently levy no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax on individuals, companies or exempted limited partnerships and GSFP US has obtained an undertaking from the Governor-in-Council of the Cayman Islands pursuant to Section 17 of the 1991 Law to the effect that no such taxes will apply to GSFP US for a period of fifty years from 10th March, 1992.

13. The issue and sale of the Notes and the compliance by GSFP US with all of the provisions of the Transaction Documents and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of the Partnership Agreement of GSFP US or the Memorandum and Articles of Association of GSFP US Co. or any statute or any order, rule or regulation known to us of any court or governmental agency of the Cayman Islands or any Cayman Islands body having jurisdiction over any of GSFP US, GSFP US Co. or any of their respective properties in the Cayman Islands.

14. GSFP US has the power to submit to the jurisdiction of any United States or New York State court in the Borough of Manhattan, City and State of New York, and to appoint CT Corporation System, 1633 Broadway, New York, New York 10019 as its authorized agent for the purposes and to the extent described in Section 14 of the Distribution Agreement.

15. The description of Cayman Islands tax contained in the Prospectus Supplement under the captions "Cayman Islands Exempted Limited Partnerships; Limited Partnership Agreement" and "Taxation--Cayman Islands Taxation" is fair and accurate and nothing has been omitted from such description which would make it misleading in any material respect.

16. The statements contained in the Prospectus Supplement under the caption "Description of Notes", in the Prospectus under the captions "Available Information" and "Description of Debt Securities", and in the Form 1O-K of GSFP US for the fiscal year ended in November 29, 1996 under Item I "Business--Cayman Islands Taxation" and Item 12 "Security Ownership of Certain Beneficial Owners and Management" in so far as they relate to matters of Cayman Islands law, are fair and accurate and nothing relating to matters of

            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net

MAPLES and CALDER
GS FINANCIAL PRODUCTS U.S., L.P.                       14
OPINION TO GOLDMAN, SACHS & CO.                                 23RD JULY, 1997
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Cayman Islands law has been omitted from such statements which would make them misleading in any material respect.

17. Based solely on a search of the Cause Book maintained in the office of the Clerk to the Grand Court in the Cayman Islands, the Register of Writs and Other Originating Process for the period from 1st June, 1995 and enquiries of the Registrar of Companies and the Registrar of Exempted Limited Partnerships of the Cayman Islands, there were no actions pending against GSFP US Co. or GSFP US in the Grand Court of the Cayman Islands, nor has any application or order been made in the Cayman Islands for the winding-up or dissolution of any such entity in each case, as at the close of business on 21st July, 1997.

This opinion is addressed to and is for the benefit solely of the addressee although it may be relied upon by Messrs. Sullivan & Cromwell for the purposes of giving their legal opinion in relation to the authorization, execution and delivery of the Indenture and issue of Notes pursuant thereto (but for no other purpose). This opinion may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed to any other person without our prior written consent.


                                                           Yours faithfully,


                                                           /s/ Maples and Calder
                                                           MAPLES and CALDER
Encl.



            PO Box 309 Ugland House South Church Street Grand Cayman
                       Cayman Islands British West Indies
   Telephone: 345-949-8066 Telecopier: 345-949-8080 Internet: mapcal@candw.ky

                                Maples and Calder
                                      Asia
           Suite 1002 One Exchange Square 8 Connaught Place Hong Kong
Telephone: 852-2522-9333 Telecopier: 852-2537-2955 Internet: maples@hk.super.net